Exhibit 4(f)
               ============================================================



                              CAROLINA POWER & LIGHT COMPANY

                                            TO

                                   THE BANK OF NEW YORK
                              (formerly Irving Trust Company)

                                            AND

                                      W.T. CUNNINGHAM

                 (successor to Frederick G. Herbst, Richard H. West, J.A.
                  Austin, E.J. McCabe, G. White, D.W. May, J.A. Vaughan,
                              Joseph J. Arney and Wafaa Orfy)

                                        as Trustees under Carolina Power &
                                        Light Company's Mortgage and Deed
                                        of Trust, dated as of May 1, 1940


                                     ________________


                            SIXTY-THIRD SUPPLEMENTAL INDENTURE

                             Providing among other things for
                  First Mortgage Bonds, Pollution Control Series L and M
                          (Sixty-sixth and Sixty-seventh Series)


                                     _________________


                                  Dated as of May 1, 1994


               ============================================================

                            SIXTY-THIRD SUPPLEMENTAL INDENTURE

                    INDENTURE, dated as of May 1, 1994, by and between
               CAROLINA POWER & LIGHT COMPANY, a corporation of the State of North Carolina, whose post office address is 411 Fayetteville Street, Raleigh, North Carolina 27601-1768 (hereinafter sometimes called the Company), and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation of the State of New York, whose post office address is 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called the Corporate Trustee), and W.T. CUNNINGHAM (successor to Frederick G. Herbst, Richard H. West, J.A. Austin, E.J. McCabe, G. White, D.W. May, J.A. Vaughan, Joseph J. Arney and Wafaa Orfy), whose post office address is 3 Arlington Drive, Denville, New Jersey 07834 (the Corporate Trustee and the Individual Trustee being hereinafter together sometimes called the Trustees), as Trustees under the Mortgage and Deed of Trust, dated as of May 1, 1940 (hereinafter called the Mortgage), which Mortgage was executed and delivered by the Company to Irving Trust Company (now The Bank of New York) and Frederick G. Herbst to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this Indenture (hereinafter sometimes called the Sixty-third Supplemental Indenture) being supplemental thereto:

                    WHEREAS, the Mortgage was recorded in various Counties
               in the States of North Carolina and South Carolina; and

                    WHEREAS, the Mortgage was indexed and cross-indexed in
               the real and chattel mortgage records in various Counties in the States of North Carolina and South Carolina; and

                    WHEREAS, an instrument, dated as of June 25, 1945, was
               executed by the Company appointing Richard H. West as Individual Trustee in succession to said Frederick G. Herbst (deceased) under the Mortgage, and by Richard H. West accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

                    WHEREAS, an instrument, dated as of December 12, 1957,
               was executed by the Company appointing J.A. Austin as Individual Trustee in succession to said Richard H. West (resigned) under the Mortgage, and by J.A. Austin accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

                    WHEREAS, an instrument, dated as of April 15, 1966, was
               executed by the Company appointing E.J. McCabe as Individual Trustee in succession to said J.A. Austin (resigned) under the Mortgage, and by E.J. McCabe accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

                    WHEREAS, by the Seventeenth Supplemental Indenture
               mentioned below, the Company, among other things, appointed
               G. White as Individual Trustee in succession to said E.J. McCabe (resigned), and G. White accepted said appointment; and

                    WHEREAS, by the Nineteenth Supplemental Indenture
               mentioned below, the Company, among other things, appointed D.W. May as Individual Trustee in succession to said G. White (resigned), and D.W. May accepted said appointment; and

                    WHEREAS, by the Thirty-fifth Supplemental Indenture
               mentioned below, the Company, among other things, appointed J.A. Vaughan as Individual Trustee in succession to said D.W. May (resigned), and J.A. Vaughan accepted said appointment; and

                    WHEREAS, an instrument, dated as of June 27, 1988, was
               executed by the Company appointing Joseph J. Arney as Individual Trustee in succession to said J.A. Vaughan (resigned) under the Mortgage, and by Joseph J. Arney accepting said appointment, which instrument was recorded in various Counties in the States of North Carolina and South Carolina; and

                    WHEREAS, by the Forty-fifth Supplemental Indenture
               mentioned below, the Company, among other things, appointed Wafaa Orfy as Individual Trustee in succession to said Joseph J. Arney (resigned), and Wafaa Orfy accepted said appointment; and

                    WHEREAS, by the Forty-ninth Supplemental Indenture
               mentioned below, the Company, among other things, appointed W.T. Cunningham as Individual Trustee in succession to said Wafaa Orfy (resigned), and W.T. Cunningham accepted said appointment; and

                    WHEREAS, such instruments were indexed and cross-
               indexed in the real and chattel mortgage records in various Counties in the States of North Carolina and South Carolina; and

                    WHEREAS, by the Mortgage, the Company covenanted that
               it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired intended to be subject to the lien thereof; and

                    WHEREAS, for said purposes, among others, the Company
               executed and delivered to the Trustees the following supplemental indentures:

                              Designation                Dated as of
                              -----------                -----------

               First Supplemental Indenture  . . . . .   January 1, 1949
               Second Supplemental Indenture . . . . .   December 1, 1949
               Third Supplemental Indenture  . . . . .   February 1, 1951
               Fourth Supplemental Indenture . . . . .   October 1, 1952
               Fifth Supplemental Indenture  . . . . .   March 1, 1958
               Sixth Supplemental Indenture  . . . . .   April 1, 1960
               Seventh Supplemental Indenture  . . . .   November 1, 1961

                              Designation               Dated as of
                              -----------               -----------

               Eighth Supplemental Indenture . . . . .   July 1, 1964
               Ninth Supplemental Indenture  . . . . .   April 1, 1966
               Tenth Supplemental Indenture  . . . . .   October 1, 1967
               Eleventh Supplemental Indenture . . . .   October 1, 1968
               Twelfth Supplemental Indenture  . . . .   January 1, 1970
               Thirteenth Supplemental Indenture . . .   August 1, 1970
               Fourteenth Supplemental Indenture . . .   January 1, 1971
               Fifteenth Supplemental Indenture  . . .   October 1, 1971
               Sixteenth Supplemental Indenture  . . .   May 1, 1972
               Seventeenth Supplemental Indenture  . .   May 1, 1973
               Eighteenth Supplemental Indenture . . .   November 1, 1973
               Nineteenth Supplemental Indenture . . .   May 1, 1974
               Twentieth Supplemental Indenture  . . .   December 1, 1974
               Twenty-first Supplemental Indenture . .   April 15, 1975
               Twenty-second Supplemental Indenture  .   October 1, 1977
               Twenty-third Supplemental Indenture . .   June 1, 1978
               Twenty-fourth Supplemental Indenture  .   May 15, 1979
               Twenty-fifth Supplemental Indenture . .   November 1, 1979
               Twenty-sixth Supplemental Indenture . .   November 1, 1979
               Twenty-seventh Supplemental Indenture .   April 1, 1980
               Twenty-eighth Supplemental Indenture  .   October 1, 1980
               Twenty-ninth Supplemental Indenture . .   October 1, 1980
               Thirtieth Supplemental Indenture  . . .   December 1, 1982
               Thirty-first Supplemental Indenture . .   March 15, 1983
               Thirty-second Supplemental Indenture  .   March 15, 1983
               Thirty-third Supplemental Indenture . .   December 1, 1983
               Thirty-fourth Supplemental Indenture  .   December 15, 1983
               Thirty-fifth Supplemental Indenture . .   April 1, 1984
               Thirty-sixth Supplemental Indenture . .   June 1, 1984
               Thirty-seventh Supplemental Indenture .   June 1, 1984
               Thirty-eighth Supplemental Indenture  .   June 1, 1984
               Thirty-ninth Supplemental Indenture . .   April 1, 1985
               Fortieth Supplemental Indenture . . . .   October 1, 1985
               Forty-first Supplemental Indenture  . .   March 1, 1986
               Forty-second Supplemental Indenture . .   July 1, 1986
               Forty-third Supplemental Indenture  . .   January 1, 1987
               Forty-fourth Supplemental Indenture . .   December 1, 1987
               Forty-fifth supplemental Indenture  . .   September 1, 1988
               Forty-sixth Supplemental Indenture  . .   April 1, 1989
               Forty-seventh Supplemental Indenture  .   August 1, 1989
               Forty-eighth Supplemental Indenture . .   November 15, 1990
               Forty-ninth Supplemental Indenture  . .   November 15, 1990
               Fiftieth Supplemental Indenture . . . .   February 15, 1991

                              Designation               Dated as of
                              -----------               -----------

               Fifty-first Supplemental Indenture  . .   April 1, 1991
               Fifty-second Supplemental Indenture . .   September 15, 1991
               Fifty-third Supplemental Indenture  . .   January 1, 1992
               Fifty-fourth Supplemental Indenture . .   April 15, 1992
               Fifty-fifth Supplemental Indenture  . .   July 1, 1992
               Fifty-sixth Supplemental Indenture  . .   October 1, 1992
               Fifty-seventh Supplemental Indenture  .   February 1, 1993
               Fifty-eighth Supplemental Indenture . .   March 1, 1993
               Fifty-ninth Supplemental Indenture  . .   July 1, 1993
               Sixtieth Supplemental Indenture . . . .   July 1, 1993
               Sixty-first Supplemental Indenture  . .   August 15, 1993
               Sixty-second Supplemental Indenture . .   January 15, 1994

               which supplemental indentures were or are to be recorded in various Counties in the States of North Carolina and South Carolina, and were or are to be indexed and cross-indexed in the real and chattel mortgage or security interest records in various Counties in the States of North Carolina and South Carolina; and

                    WHEREAS, the Mortgage and said First through Sixty-
               second Supplemental Indentures were or are to be recorded in all Counties in the States of North Carolina and South Carolina in which this Sixty-third Supplemental Indenture is to be recorded; and

                    WHEREAS, in addition to the property described in the
               Mortgage, as heretofore supplemented, the Company has acquired certain other property, rights and interests in property; and

                    WHEREAS, the Company has heretofore issued, in
               accordance with the provisions of the Mortgage, as supplemented, the following series of First Mortgage Bonds:

                                                 Principal    Principal
                                                  Amount       Amount
                            Series                Issued     Outstanding
                            ------              ----------   -----------

               3-3/4% Series due 1965  . . .  $ 46,000,000       None
               3-1/8% Series due 1979  . . .    20,100,000       None
               3-1/4% Series due 1979  . . .    43,930,000       None
               2-7/8% Series due 1981  . . .    15,000,000       None
               3-1/2% Series due 1982  . . .    20,000,000       None
               4-1/8% Series due 1988  . . .    20,000,000       None
               4-7/8% Series due 1990  . . .    25,000,000       None
               4-1/2% Series due 1991  . . .    25,000,000       None
               4-1/2% Series due 1994  . . .    30,000,000       None

                                                 Principal    Principal
                                                  Amount       Amount
                            Series                Issued     Outstanding
                            ------              ----------   -----------

               5-1/8% Series due 1996  . . .    30,000,000   $30,000,000
               6-3/8% Series due 1997  . . .    40,000,000    40,000,000
               6-7/8% Series due 1998  . . .    40,000,000    40,000,000
               8-3/4% Series due 2000  . . .    40,000,000       None
               8-3/4% Series due
                 August 1, 2000  . . . . . .    50,000,000       None
               7-3/8% Series due 2001  . . .   $65,000,000       None
               7-3/4% Series due
                 October 1, 2001 . . . . . .    70,000,000       None
               7-3/4% Series due 2002  . . .   100,000,000       None
               7-3/4% Series due 2003  . . .   100,000,000  $100,000,000
               8-1/8% Series due
                 November 1, 2003  . . . . .   100,000,000    22,626,000
               9-3/4% Series due 2004  . . .   125,000,000       None
               11-1/8% Series due 1994 . . .    50,000,000       None
               11% Series due
                 April 15, 1984  . . . . . .   100,000,000       None
               8-1/2% Series due
                 October 1, 2007 . . . . . .   100,000,000       None
               9-1/4% Series due
                 June 1, 2008  . . . . . . .   100,000,000       None
               10-1/2% Series due
                 May 15, 2009  . . . . . . .   125,000,000       None
               12-1/4% Series due
                 November 1, 2009  . . . . .   100,000,000       None
               Pollution Control Series A  .    63,000,000       None
               14-1/8% Series due
                 April 1, 1987 . . . . . . .   125,000,000       None
               Pollution Control Series B  .    50,000,000       None
               Pollution Control Series C  .     6,000,000       None
               11-5/8% Series due
                 December 1, 1992  . . . . .   100,000,000       None
               Pollution Control Series D  .    48,485,000    48,485,000
               Pollution Control Series E  .     5,970,000     5,970,000
               12-7/8% Series due
                 December 1, 2013  . . . . .   100,000,000       None
               Pollution Control Series F  .    34,700,000    34,700,000
               13-3/8% Series due
                 April 1, 1994 . . . . . . .   100,000,000       None
               Pollution Control Series G  .   122,615,000   122,615,000
               Pollution Control Series H  .    70,000,000       None
               Pollution Control Series I  .    70,000,000       None
               Pollution Control Series J  .     6,385,000     1,795,000
               Pollution Control Series K  .     2,580,000     2,580,000
               Extendible Series due
                 April 1, 1995 . . . . . . .   125,000,000    77,050,000
               11-3/4% Series due
                 October 1, 2015 . . . . . .   100,000,000       None
               8-7/8% Series due
                 March 1, 2016 . . . . . . .   100,000,000       None
               8-1/8% Series due
                 July 1, 1996  . . . . . . .   125,000,000       None
               8-1/2% Series due
                 January 1, 2017 . . . . . .   100,000,000       None
               9.174% Series due
                 December 1, 1992  . . . . .   100,000,000       None
               9% Series due
                 September 1, 1993 . . . . .   100,000,000       None
               9.60% Series due
                 April 1, 1991 . . . . . . .   100,000,000       None
               Secured Medium-Term Notes,
                 Series A  . . . . . . . . .   200,000,000    73,000,000

                                                 Principal    Principal
                                                  Amount       Amount
                            Series                Issued     Outstanding
                            ------              ----------   -----------

               8-1/8% Series due
                 November 15, 1993 . . . . .   100,000,000       None
               Secured Medium-Term Notes,
                 Series B  . . . . . . . . .   100,000,000    50,000,000
               8-7/8% Series due
                 February 15, 2021 . . . . .   125,000,000   125,000,000
               9% Series due April 1, 2022 .   100,000,000   100,000,000
               8-5/8% Series due
                 September 15, 2021  . . . .   100,000,000   100,000,000
               5.20% Series due
                 January 1, 1995 . . . . . .   125,000,000   125,000,000
               7-7/8% Series due
                 April 15, 2004  . . . . . .   150,000,000   150,000,000
               8.20% Series due
                 July 1, 2022  . . . . . . .  $150,000,000  $150,000,000
               6-3/4% Series due
                 October 1, 2002 . . . . . .   100,000,000   100,000,000
               6-1/8% Series due
                 February 1, 2000  . . . . .   150,000,000   150,000,000
               7-1/2% Series due
                 March 1, 2023 . . . . . . .   150,000,000   150,000,000
               5-3/8% Series due
                 July 1, 1998  . . . . . . .   100,000,000   100,000,000
               Secured Medium-Term Notes,
                 Series C  . . . . . . . . .    90,000,000    90,000,000
               6-7/8% Series due
                 August 15, 2023 . . . . . .   100,000,000   100,000,000
               5-7/8% Series due
                 January 15, 2004  . . . . .   150,000,000   150,000,000

               which bonds are also hereinafter sometimes called bonds of the First through Sixty-fifth Series, respectively; and

                    WHEREAS, Section 8 of the Mortgage provides that the
               form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as said Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

                    WHEREAS, Section 120 of the Mortgage provides, among
               other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

                    WHEREAS, the Company now desires to create two new
               series of bonds and to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and

                    WHEREAS, the execution and delivery by the Company of
               this Sixty-third Supplemental Indenture, and the terms of the bonds of the Sixty-sixth and Sixty-seventh Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors;

                    NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                    That the Company, in consideration of the premises and
               of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto The Bank of New York and W.T. Cunningham, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all the following described properties of the Company:

                         All electric generating plants, stations,
                    transmission lines, and electric distribution systems, including permanent improvements, extensions or additions to or about such electrical plants, stations, transmission lines and distribution systems of the Company; all dams, power houses, power sites, buildings, generators, reservoirs, pipe lines, flumes, structures and works; all substations, transformers, switchboards, towers, poles, wires, insulators, and other appliances and equipment, and the Company's rights or interests in the land upon which the same are situated, and all other property, real or personal, forming a part of or appertaining to, or used, occupied or enjoyed in connection with said generating plants, stations, transmission lines, and distribution systems; together with all rights of way, easements, permits, privileges, franchises and rights for or related to the construction, maintenance, or operation thereof, through, over, under or upon any public streets or highways, or the public lands of the United States, or of any State or other lands; and all water appropriations and water rights, permits and privileges; including all property, real, personal, and mixed, acquired by the Company after the date of the execution and delivery of the Mortgage, in addition to property covered by the above-mentioned supplemental indentures (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Sixty-third Supplemental Indenture) all lands, power sites, flowage rights, water rights, flumes, raceways, dams, rights of way and roads; all steam and power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, steam heat and hot water plants, lines, service and supply systems, bridges, culverts, tracts, ice or refrigeration plants and equipment, street and interurban railway systems, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric and gas machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture, chattels and choses in action; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

                    TOGETHER WITH all and singular the tenements,
               hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

                    IT IS HEREBY AGREED by the Company that, subject to the
               provisions of Section 87 of the Mortgage, all the property, rights and franchises acquired by the Company after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted) shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Mortgage as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

                    PROVIDED THAT the following are not and are not
               intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Sixty-third Supplemental Indenture and from the lien and operation of the Mortgage, namely: (1) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; rolling stock, buses, motor coaches, vehicles and automobiles;
               (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage, as heretofore supplemented, or this Sixty-third Supplemental Indenture or covenanted so to be; (4) electric energy and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and (5) any property and rights heretofore released from the lien of the Mortgage; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage and this Sixty-third Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Mortgage by reason of the occurrence of a Default as defined in said Article XII.

                    TO HAVE AND TO HOLD all such properties, real, personal
               and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustees, their successors and assigns forever.

                    IN TRUST NEVERTHELESS, for the same purposes and upon
               the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as heretofore supplemented, this Sixty-third Supplemental Indenture being supplemental to the Mortgage.

                    AND IT IS HEREBY COVENANTED by the Company that all the
               terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage and had been specifically and at length described in and conveyed to the Trustees by the Mortgage as a part of the property therein stated to be conveyed.

                    The Company further covenants and agrees to and with
               the Trustees and their successor or successors in such trust under the Mortgage as follows:


                                         ARTICLE I

                                SIXTY-SIXTH SERIES OF BONDS

                    SECTION 1.(A)(I) There shall be a series of bonds designated "Pollution Control Series L" (herein sometimes referred to as the "Sixty-sixth Series"), each of which shall also bear the descriptive title "First Mortgage Bond," and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Sixty-sixth Series shall be dated as in Section 10 of the Mortgage provided, and mature on May 1, 2024.

                    Bonds of the Sixty-sixth Series shall be issued as
               fully registered bonds in denominations of Five Thousand Dollars and, at the option of the Company, in any multiple or multiples of Five Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof); they shall bear interest on each portion thereof corresponding to particular Pollution Control Revenue Refunding Bonds (Carolina Power & Light Company Project) Series 1994A (hereinafter sometimes called the "Series A Revenue Refunding Bonds") issued by The Wake County Industrial Facilities and Pollution Control Financing Authority (hereinafter sometimes called the "Authority") under the Indenture of Trust (Series 1994A), dated as of May 1, 1994 (hereinafter sometimes called the "Series A Revenue Refunding Bond Indenture"), between the Authority and First Union National Bank of North Carolina, as trustee, relating to the Series A Revenue Refunding Bonds, from the last Interest Payment Date (as such term is defined in the Series A Revenue Refunding Bond Indenture) to which interest on the corresponding Series A Revenue Refunding Bonds has been paid or, if no interest has been paid on the corresponding Series A Revenue Refunding Bonds, then from the date of first authentication by the Corporate Trustee of bonds of the Sixty-sixth Series at the rate from time to time borne by the corresponding Series A Revenue Refunding Bonds; provided, however, that in no event shall the rate of interest borne by the bonds of the Sixty-sixth Series exceed 15% per annum. Interest on the bonds of the Sixty-sixth Series shall be payable on each Interest Payment Date for the corresponding Series A Revenue Refunding Bonds and at maturity. The principal of and interest on each said bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

                    (II) The bonds of the Sixty-sixth Series shall be initially issued in the aggregate principal amount of $72,600,000 to, and registered in the name of, the trustee under the Series A Revenue Refunding Bond Indenture in order to evidence in part the obligation of the Company to repay loans of the proceeds of the sale of the Series A Revenue Refunding Bonds made by the Authority to the Company pursuant to the related Loan Agreement (Series 1994A), dated as of May 1, 1994, to finance costs of refunding the outstanding Pollution Control Revenue Bonds (Carolina Power & Light Company Project) Series 1984A issued by the Authority.

                    The obligation of the Company to make any payment of
               the principal of or interest on the bonds of the Sixty-sixth Series, whether at maturity, upon redemption or otherwise, shall be reduced by the amount of any reduction under the Series A Revenue Refunding Bond Indenture of the amount of the corresponding payment required to be made by the Authority thereunder in respect of the principal of or interest on the Series A Revenue Refunding Bonds.

                    The Corporate Trustee may conclusively presume that the
               obligation of the Company to pay the principal of and interest on the bonds of the Sixty-sixth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the trustee under the Series A Revenue Refunding Bond Indenture, signed by its President, a Vice President or a Trust Officer, stating that the corresponding payment of principal of or interest on the Series A Revenue Refunding Bonds has become due and payable and has not been fully paid and, with respect to principal of the Series A Revenue Refunding Bonds, specifying the principal amount of Series A Revenue Refunding Bonds then due and payable and the amount of funds required to make such payment, and, with respect to interest on the Series A Revenue Refunding Bonds, specifying the last date to which interest has been paid, the applicable rate of interest and the amount of funds required to make such payment.

                    (III) In the event that any Series A Revenue Refunding Bonds are to be redeemed pursuant to Section 3.01(d) of the Series A Revenue Refunding Bond Indenture, bonds of the Sixty-sixth Series, in a principal amount equal to the principal amount of Series A Revenue Refunding Bonds so to be redeemed, shall be redeemed by the Company, on the date fixed for redemption of such Series A Revenue Refunding Bonds, at the principal amount thereof plus accrued interest to such redemption date.

                    The Corporate Trustee may conclusively presume that no
               redemption of bonds of the Sixty-sixth Series is required pursuant to this subsection (III) unless and until it shall have received a written notice from the trustee under the Series A Revenue Refunding Bond Indenture, signed by its President, a Vice President or a Trust Officer, stating that the Series A Revenue Refunding Bonds are to be redeemed pursuant to Section 3.01(d) of the Series A Revenue Refunding Bond Indenture and specifying the principal amount and redemption date of the Series A Revenue Refunding Bonds to be so redeemed. Said notice shall also contain a waiver of notice of said redemption by the trustee under the Series A Revenue Refunding Bond Indenture, as holder of all the bonds of the Sixty-sixth Series then Outstanding.

                    Bonds of the Sixty-sixth Series shall not be redeemable
               with cash deposited pursuant to the requirements of Section 39 of the Mortgage.

                    (IV) The Company hereby waives its right to have any notice of redemption pursuant to subsection (III) of this
               Section 1(A) state that such notice is subject to the receipt of the redemption moneys by the Corporate Trustee before the date fixed for redemption. Notwithstanding the provisions of Section 52 of the Mortgage, any such notice under such subsection shall not be conditional.

                    (V) At the option of the registered owner, any bonds of the Sixty-sixth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations. The bonds of the Sixty-sixth Series may bear such legends as may be necessary to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or to conform to usage or agreement with respect thereto.

                    Bonds of the Sixty-sixth Series shall not be
               transferable except to any successor trustee under the Series A Revenue Refunding Bond Indenture, any such transfer to be made at the office or agency of the Company in the Borough of Manhattan, The City of New York.

                    The Company hereby waives any right to make a charge
               for any exchange or transfer of bonds of the Sixty-sixth
               Series.

                               SIXTY-SEVENTH SERIES OF BONDS

                    (B)(I) There shall be a series of bonds designated "Pollution Control Series M" (herein sometimes referred to as the "Sixty-seventh Series"), each of which shall also bear the descriptive title "First Mortgage Bond," and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Sixty-seventh Series shall be dated as in Section 10 of the Mortgage provided, and mature on May 1, 2024.

                    Bonds of the Sixty-seventh Series shall be issued as
               fully registered bonds in denominations of Five Thousand Dollars and, at the option of the Company, in any multiple or multiples of Five Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof); they shall bear interest on each portion thereof corresponding to particular Pollution Control Revenue Refunding Bonds (Carolina Power & Light Company Project) Series 1994B (hereinafter sometimes called the "Series B Revenue Refunding Bonds") issued by the Authority under the Indenture of Trust (Series 1994B), dated as of May 1, 1994 (hereinafter sometimes called the "Series B Revenue Refunding Bond Indenture"), between the Authority and First Union National Bank of North Carolina, as trustee, relating to the Series B Revenue Refunding Bonds, from the last Interest Payment Date (as such term is defined in the Series B Revenue Refunding Bond Indenture) to which interest on the corresponding Series B Revenue Refunding Bonds has been paid or, if no interest has been paid on the corresponding Series B Revenue Refunding Bonds, then from the date of first authentication by the Corporate Trustee of bonds of the Sixty-seventh Series at the rate from time to time borne by the corresponding Series B Revenue Refunding Bonds; provided, however, that in no event shall the rate of interest borne by the bonds of the Sixty-seventh Series exceed 15% per annum. Interest on the bonds of the Sixty-seventh Series shall be payable on each Interest Payment Date for the corresponding Series B Revenue Refunding Bonds and at maturity. The principal of and interest on each said bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

                    (II) The bonds of the Sixty-seventh Series shall be initially issued in the aggregate principal amount of $50,000,000 to, and registered in the name of, the trustee under the Series B Revenue Refunding Bond Indenture, in order to evidence in part the obligation of the Company to repay loans of the proceeds of the sale of the Series B Revenue Refunding Bonds made by the Authority to the Company pursuant to the related Loan Agreement (Series 1994B), dated as of May 1, 1994, to finance costs of refunding the outstanding Pollution Control Revenue Bonds (Carolina Power & Light Company Project) Series 1984A issued by the Authority.

                    The obligation of the Company to make any payment of
               the principal of or interest on the bonds of the Sixty-seventh Series, whether at maturity, upon redemption or otherwise, shall be reduced by the amount of any reduction under the Series B Revenue Refunding Bond Indenture of the amount of the corresponding payment required to be made by the Authority thereunder in respect of the principal of or interest on the Series B Revenue Refunding Bonds.

                    The Corporate Trustee may conclusively presume that the
               obligation of the Company to pay the principal of and interest on the bonds of the Sixty-seventh Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the trustee under the Series B Revenue Refunding Bond Indenture, signed by its President, a Vice President or a Trust Officer, stating that the corresponding payment of principal of or interest on the Series B Revenue Refunding Bonds has become due and payable and has not been fully paid and, with respect to principal of the Series B Revenue Refunding Bonds, specifying the principal amount of Series B Revenue Refunding Bonds then due and payable and the amount of funds required to make such payment, and, with respect to interest on the Series B Revenue Refunding Bonds, specifying the last date to which interest has been paid, the applicable rate of interest and the amount of funds required to make such payment.

                    (III) In the event that any Series B Revenue Refunding Bonds are to be redeemed pursuant to Section 3.01(d) of the Series B Revenue Refunding Bond Indenture, bonds of the Sixty-seventh Series, in a principal amount equal to the principal amount of Series B Revenue Refunding Bonds so to be redeemed, shall be redeemed by the Company, on the date fixed for redemption of such Series B Revenue Refunding Bonds, at the principal amount thereof plus accrued interest to such redemption date.

                    The Corporate Trustee may conclusively presume that no
               redemption of bonds of the Sixty-seventh Series is required pursuant to this subsection (III) unless and until it shall have received a written notice from the trustee under the Series B Revenue Refunding Bond Indenture, signed by its President, a Vice President or a Trust Officer, stating that the Series B Revenue Refunding Bonds are to be redeemed pursuant to Section 3.01(d) of the Series B Revenue Refunding Bond Indenture and specifying the principal amount and redemption date of the Series B Revenue Refunding Bonds to be so redeemed. Said notice shall also contain a waiver of notice of said redemption by the trustee under the Series B Revenue Refunding Bond Indenture, as holder of all the bonds of the Sixty-seventh Series then Outstanding.

                    Bonds of the Sixty-seventh Series shall not be
               redeemable with cash deposited pursuant to the requirements of Section 39 of the Mortgage.

                    (IV) The Company hereby waives its right to have any notice of redemption pursuant to subsection (III) of this
               Section 1(B) state that such notice is subject to the receipt of the redemption moneys by the Corporate Trustee before the date fixed for redemption. Notwithstanding the provisions of Section 52 of the Mortgage, any such notice under such subsection shall not be conditional.

                    (V) At the option of the registered owner, any bonds of the Sixty-seventh Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations. The bonds of the Sixty-seventh Series may bear such legends as may be necessary to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or to conform to usage or agreement with respect thereto.

                    Bonds of the Sixty-seventh Series shall not be
               transferable except to any successor trustee under the Series B Revenue Refunding Bond Indenture, any such transfer to be made at the office or agency of the Company in the Borough of Manhattan, The City of New York.

                    The Company hereby waives any right to make a charge
               for any exchange or transfer of bonds of the Sixty-seventh
               Series.


                                        ARTICLE II

                    CERTAIN PROVISIONS WITH RESPECT TO FUTURE ADVANCES

                    SECTION 2. Upon the filing of this Sixty-third Supplemental Indenture for record in all counties in which the Mortgaged and Pledged Property is located, and until a further indenture or indentures supplemental to the Mortgage shall be executed and delivered by the Company to the Trustees pursuant to authorization by the Board of Directors of the Company and filed for record in all counties in which the Mortgaged and Pledged Property is located further increasing or decreasing the amount of future advances which may be secured by the Mortgage, as supplemented, the Mortgage, as supplemented, may secure future advances and other indebtedness and sums not to exceed in the aggregate $750,000,000, in addition to $2,361,421,000 in aggregate principal amount of bonds to be Outstanding at the time of such filing, and all such advances and other indebtedness and sums shall be secured by the Mortgage, as supplemented, equally, to the same extent and with the same priority, as the amount originally advanced on the security of the Mortgage, namely, $46,000,000, and such advances and other indebtedness and sums may be made or become owing and may be repaid and again made or become owing and the amount so stated shall be considered only as the total amount of such advances and other indebtedness and sums as may be outstanding at one time.


                                        ARTICLE III

                                 MISCELLANEOUS PROVISIONS

                    SECTION 3.  Subject  to  the   amendments  provided
               for  in   this  Sixty-third Supplemental Indenture, the
               terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Sixty-third Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

                    SECTION 4. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions:

                         The Trustees shall not be responsible in any
                    manner whatsoever for or in respect of the validity or sufficiency of this Sixty-third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XVI of the Mortgage shall apply to and form part of this Sixty-third Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Sixty-third Supplemental Indenture.

                    SECTION 5.  Subject to the provisions of Article XV and
               Article XVI of the Mortgage, whenever in this Sixty-third Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Sixty-third Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustees shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

                    SECTION 6. Nothing in this Sixty-third Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the Outstanding bonds and coupons, any right, remedy or claim under or by reason of this Sixty-third Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixty-third Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Outstanding bonds and coupons.

                    SECTION 7. This Sixty-third Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                    IN WITNESS WHEREOF, Carolina Power & Light Company has
               caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents or its Treasurer and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries, and The Bank of New York has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents, and its corporate seal to be attested by one of its Assistant Vice Presidents or Assistant Secretaries and W.T. Cunningham has hereunto set his hand and affixed his seal, all as of the day and year first above written.

                                   CAROLINA POWER & LIGHT COMPANY


                                   By   /s/ Margaret S. Glass
                                       --------------------------
                                               Treasurer

               ATTEST:

                /s/ Adrian N. Wilson
               -----------------------------
                    Assistant Secretary



               Executed, sealed and delivered by
                  CAROLINA POWER & LIGHT
                  COMPANY in the presence of:

                /s/ Allison M. Mathews
               -----------------------------
                    Allison M. Mathews


                /s/ Kathleen M. Curtis
               -----------------------------
                    Kathleen M. Curtis

                              THE BANK OF NEW YORK, as Trustee




                                   By   /s/ Mary Jane Morrissey
                                       ---------------------------
                                         Assistant Vice President


               ATTEST:


                /s/ Louis J. Hack
               -----------------------------
                    Assistant Secretary



                                       /s/ W.T. Cunningham       (L.S.)
                                      ---------------------------
                                            W.T. Cunningham



               Executed, sealed and delivered
                  by THE BANK OF NEW YORK
                  and W.T. CUNNINGHAM
                  in the presence of:


                /s/ E. Elcock
               -----------------------------
                    E. Elcock


                /s/ Paul J. Schmalzel
               -----------------------------
                    Paul J. Schmalzel

               STATE OF NORTH CAROLINA  )
                                        ) SS.:
               COUNTY OF WAKE           )

                    This 9th day of May, A.D. 1994, personally came before
               me, DONNA M. CASSADA, a Notary Public in and for the County aforesaid, MARGARET S. GLASS, who, being by me duly sworn, says that she is the Treasurer of CAROLINA POWER & LIGHT COMPANY, and that the seal affixed to the foregoing instrument in writing is the corporate seal of said company, and that said writing was signed and sealed by her in behalf of said corporation by its authority duly given. And the said MARGARET S. GLASS acknowledged the said writing to be the act and deed of said corporation.

                    On the 9th day of May, in the year of 1994, before me
               personally came MARGARET S. GLASS, to me known, who, being by me duly sworn, did depose and say that she resides at 809 Lakestone Drive, Raleigh, State of North Carolina; that she is the Treasurer of CAROLINA POWER & LIGHT COMPANY, one of the corporations described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that she signed her name thereto by like order.


                                    /s/ Donna M. Cassada
                                   ---------------------------------------
                                           DONNA M. CASSADA
                                   NOTARY PUBLIC, State of North Carolina
                                           Wake County
                                   My Commission Expires November 16, 1997




               STATE OF NORTH CAROLINA  )
                                        )  SS.:
               COUNTY OF WAKE           )

                    Personally appeared before me KATHLEEN M. CURTIS, who
               being duly sworn, says that she saw the corporate seal of CAROLINA POWER & LIGHT COMPANY affixed to the above written instrument, and that she also saw MARGARET S. GLASS, the Treasurer, with ADRIAN N. WILSON, an Assistant Secretary, of said CAROLINA POWER & LIGHT COMPANY, sign and attest the same, and that she, deponent, with ALLISON M. MATHEWS, witnessed the execution and delivery thereof as the act and deed of said CAROLINA POWER & LIGHT COMPANY.


                                    /s/ Kathleen M. Curtis
                                   -----------------------------
                                        Kathleen M. Curtis

               Sworn to before me this
               9th day of May, 1994

                /s/ Donna M. Cassada
               ---------------------------------------
                       DONNA M. CASSADA
               NOTARY PUBLIC, State of North Carolina
                       Wake County
               My Commission Expires November 16, 1997

               STATE OF NEW YORK   )
                                   ) SS.:
               COUNTY OF NEW YORK  )

                    This 9th day of May, A.D. 1994, personally came before
               me, CHRISTIAN O. NAGLER, a Notary Public in and for the County aforesaid, MARY JANE MORRISSEY, who, being by me duly sworn, says that she is an Assistant Vice President of THE BANK OF NEW YORK, and that the seal affixed to the foregoing instrument in writing is the corporate seal of said company, and that said writing was signed and sealed by her in behalf of said corporation by its authority duly given. And the said MARY JANE MORRISSEY acknowledged the said writing to be the act and deed of said corporation.

                    On the 9th day of May, in the year 1994, before me
               personally came MARY JANE MORRISSEY, to me known, who, being by me duly sworn, did depose and say that she resides in Pt. Pleasant, New Jersey; that she is an Assistant Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that she signed her name thereto by like order.

                    I, CHRISTIAN O. NAGLER, a Notary Public in and for the
               County aforesaid, do hereby certify that W.T. CUNNINGHAM personally appeared before me this day and acknowledged the due execution by him as successor Individual Trustee of the foregoing instrument.

                    On the 9th day of May, 1994, before me personally came
               W.T. CUNNINGHAM, to me known to be the person described in and who executed the foregoing instrument and acknowledged that he, as successor Individual Trustee, executed the same.

                    WITNESS my hand and official seal this 9th day of May,
               1994.


                               /s/ Christian O. Nagler
                              -------------------------------------
                                        CHRISTIAN O. NAGLER
                                 NOTARY PUBLIC, State of New York
                                         No. O1NA5014956
                                    Qualified in New York County
                                Certificate filed in New York County
                                  Commission Expires July 12, 1995

               STATE OF NEW YORK   )
                                   ) SS.:
               COUNTY OF NEW YORK  )


                    Personally appeared before me PAUL J. SCHMALZEL, who,
               being duly sworn, says that he saw the corporate seal of THE BANK OF NEW YORK affixed to the above written instrument and that he also saw MARY JANE MORRISSEY, an Assistant Vice President, with LOUIS J. HACK, an Assistant Secretary, of said THE BANK OF NEW YORK, sign and attest the same, and that he, deponent, with E. ELCOCK, witnessed the execution and delivery thereof as the act and deed of said THE BANK OF NEW YORK.

                    Personally appeared before me PAUL J. SCHMALZEL, who,
               being duly sworn, says that he saw the within named W.T. CUNNINGHAM, as successor Individual Trustee, sign, seal and as his act and deed deliver the foregoing instrument for the purposes therein mentioned, and that he, deponent, with E. ELCOCK, witnessed the execution thereof.


                               /s/ Paul J. Schmalzel
                              --------------------------------
                                   Paul J. Schmalzel


               Sworn to before me this
               9th day of May, 1994


                /s/ Christian O. Nagler
               -------------------------------------
                         CHRISTIAN O. NAGLER
                  NOTARY PUBLIC, State of New York
                           No. O1NA5014956
                    Qualified in New York County
                Certificate filed in New York County
                  Commission Expires July 12, 1995